Exhibit 10.23

GUARANTY

This GUARANTY (the “Guaranty”), dated as of December 22, 2014, made by Altisource Residential Corporation, a corporation organized under the laws of Maryland with principal offices at 402 Strand Street, Frederiksted, VI 00840 (the “Guarantor”) is made in favor of Credit Suisse Securities (USA) LLC (the “Beneficiary”).

RECITALS

Guarantor is a beneficial owner of ARNS, Inc., a corporation organized under the laws of Delaware (“Counterparty”). Counterparty and Beneficiary have entered into a Master Repurchase Agrement, dated as of December 22, 2014 (as amended, supplemented or modified from time to time, the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

Pursuant to the Agreement, the Counterparty is required to provide the Beneficiary with a guaranty duly executed by the Guarantor and this Guaranty is being delivered in satisfaction of such requirement.

Pursuant to the Agreement and as an inducement to the Beneficiary to enter into the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

1. Guaranty. The Guarantor hereby irrevocably and unconditionally guarantees (as primary obligor and not merely as surety) to the Beneficiary, its successors and permitted assigns: (i) that all amounts payable (now or hereafter) by the Counterparty arising out of or in connection with the Agreement will be duly and punctually paid, in accordance with its terms, whether due on a scheduled payment date or earlier by reason of early termination thereof or otherwise (as to which this Guaranty shall be of payment and not of collection) and (ii) that all delivery obligations due (now or hereafter) of the Counterparty arising out of or in connection with the Agreement, or under any and all Transactions and Confirmations will be duly and punctually performed in accordance with their terms, whether due on a scheduled payment date or earlier by reason of early termination thereof or otherwise (all of the foregoing payment and delivery obligations (whether actual or contingent) of the Counterparty being the “Guaranteed Obligations”).

2. Guaranty Absolute and Unconditional. The Guarantor hereby agrees that its obligations hereunder shall be absolute, irrevocable and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a)any failure to enforce the provisions of the Agreement, including without limitation any lack of action to demand or obtain any amount in respect of the Guaranteed Obligations from the Counterparty, the obtaining of, or the failure to obtain, any judgment against the Counterparty, or any attempt, or failure to attempt, to enforce any such judgment (and the Beneficiary shall be under no obligation whatsoever to proceed against the Counterparty before proceeding against the Guarantor hereunder);

(b)any failure to realize on any collateral or margin or any other action or inaction with respect to any collateral provided by any party (including any other guaranty);

(c)any waiver, modification or consent to departure from, or amendment of the Agreement or any Transaction;

(d)the invalidity, illegality or unenforceability of the Agreement or any Transaction (whether wholly or in part) on any ground whatsoever, including without limitation any defect in or want of powers of the Counterparty or irregular exercise thereof, any lack of authority by any person purporting to act on behalf of the Counterparty, any imposition of foreign exchange controls which may prevent or hinder the Counterparty from paying its obligations hereunder, any order of any governmental entity purporting to reduce, amend or restructure any of the obligations or any legal or other limitation, disability or incapacity, or any change in the constituting documents of or the bankruptcy, liquidation or insolvency of the Counterparty;

(e)any change in the corporate existence, structure or ownership of the Counterparty or the Guarantor;

(f)any stay, injunction or other prohibition (whether as a result of the insolvency, bankruptcy or reorganization of the Counterparty or otherwise) which may delay or prevent any payment (or any declaration that payment is due) by the Counterparty; or

(g)any other circumstances which may otherwise constitute a defense available to the Counterparty or a legal or equitable discharge of a surety or guarantor.

3. Waiver by Guarantor. The Guarantor hereby waives notice of acceptance of this Guaranty, diligence, promptness, acceleration, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Counterparty, any right to proceed first against the Counterparty, any protest or notice with respect to any Transaction or the Agreement or the obligations created or evidenced thereby and all demands whatsoever, any exchange, sale or surrender of, or realization on, any other guaranty or any collateral, and any and all other notices and demands whatsoever. Subject to the immediately following paragraph, this Guaranty shall remain in full force and effect until such time as when there are no Transactions and no Agreement outstanding and all Guaranteed Obligations shall have been satisfied in full.

4. Waiver of Immunities.  Guarantor irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings (as defined in Paragragh 12 below) in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.
5. Reinstatement in Certain Instances. The Guarantor further agrees that if any payment or delivery of any of the Guaranteed Obligations is subsequently rescinded or is subsequently recovered from or repaid by the recipient thereof, in whole or in part, in any bankruptcy, reorganization, insolvency or similar proceedings instituted by or against the Counterparty, or otherwise, the Guarantor’s obligations hereunder with respect to such Guaranteed Obligation shall be reinstated at such time to the same extent as though the payment or delivery so recovered or repaid had not been originally made.

6.     Consents and Renewals. The Guarantor agrees that the Beneficiary, may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment of, exchange or surrender any collateral for, or renew any of the Guaranteed Obligations, and may also make any agreement with the Counterparty or with any other party to or person liable on any of the Guaranteed Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Beneficiary and Counterparty or any such other party or person, without in any way impairing or affecting this Guaranty. The Guarantor agrees that the Beneficiary may resort to the Guarantor for payment of any of the Guaranteed Obligations, whether or not the Beneficiary shall have resorted to any collateral security, or shall have proceeded against any other obligor principally or secondarily obligated with respect to any of the Guaranteed Obligations.

7. Representations and Warranties. The Guarantor hereby represents and warrants to the Beneficiary (which representations and warranties shall survive the delivery of this Guaranty and for as long as any Guaranteed Obligations are outstanding) that:

(a)
Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of Maryland, (ii) has full power and authority to own its properties and assets and to carry on its business as now being conducted and as presently contemplated, and (iii) has full power and authority to execute, deliver and perform its obligations under this Guaranty to which it is a party or signatory;

(b)the execution, delivery and performance by the Guarantor of its obligations under this Guaranty will not (i) violate or conflict with (x) any provision of law, order, judgment or decree of any court or other agency or government, (y) any provision of its constitutional documents, or (z) any indenture, agreement or other instrument to which the Guarantor is a party or is bound; (ii) result in a breach of, or constitute (with due notice or lapse of time or both) a default under any contractual provision to which it is bound; or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Guarantor pursuant to any indenture, agreement or instrument;

(c)the Guarantor is not required to obtain any consent, approval or authorization from or to file any declaration or statement with, any governmental instrumentality or other agency, or any other person or entity, in connection with or as a condition to the execution, delivery or performance of this Guaranty other than such as have already been obtained and are in full force and effect;

(d)there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency, including any arbitration board or tribunal, now pending, or to the knowledge of the Guarantor, threatened (i) which is likely to affect the validity or enforceability of this Guaranty or the Guarantor’s ability to perform its obligations hereunder, or (ii) against or affecting the Guarantor which, if adversely determined, individually or in the aggregate, would have a materially adverse effect on the condition (financial or otherwise), business, results of operations, prospects or properties of the Guarantor or the Counterparty; and

(e)the Guarantor is currently solvent and the Guarantor’s obligations hereunder will not render the Guarantor insolvent; the Guarantor is not contemplating either a filing of a petition under any state or federal bankruptcy law, or, the liquidating of all or a major portion of its property; and the Guarantor has no knowledge of any person contemplating the filing of such petition against it.

8. Subrogation. The Guarantor will not exercise any rights that it may acquire by way of subrogation until all of the Guaranteed Obligations shall have been paid in full. If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be held for the benefit of the Beneficiary and shall forthwith be paid to the Beneficiary to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. Subject to the foregoing, upon payment of all the Guaranteed Obligations, the Guarantor shall be subrogated to the rights of the Beneficiary against Counterparty and the Beneficiary agrees to take at the Guarantor’s expense such steps as the Guarantor may reasonably request to implement such subrogation.

9.    No Set-off or Counterclaim by Guarantor; Taxes. All payments and deliveries hereunder shall be made by the Guarantor without set-off, counterclaim or deduction or withholding for any tax. If the Guarantor is required by law to deduct or withhold any taxes, Guarantor shall pay to Beneficiary such additional amounts as necessary to ensure that the amount received by Beneficiary equals the full amount Beneficiary would have received had no such deduction or withholding been required. The Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty or the Guaranteed Obligations. Without prejudice to the survival of any other agreement contained herein, the Guarantor’s agreements and obligations contained in this paragraph shall survive the payment in full of the Guaranteed Obligations and any termination of this Guaranty.

10. Expenses of Enforcement. The Guarantor shall pay on demand all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Beneficiary in any effort to collect or enforce any provision of this Guaranty.

11.     Cumulative Rights. No failure on the part of the Beneficiary to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Beneficiary of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Beneficiary or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Beneficiary from time to time.

12. Governing Law; Submission to Jurisdiction. THIS GUARANTY AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS GUARANTY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. With respect to any suit, action or proceedings relating to this Guaranty (“Proceedings”), the Guarantor irrevocably: (a) submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and irrevocably agrees to designate any Proceedings brought in the courts of the State of New York as “commercial” on the Request for Judicial Intervention seeking assignment to the Commercial Division of the Supreme Court; and (b) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings that such court does not have any jurisdiction over the Guarantor. Nothing in this Guaranty precludes the Beneficiary from bringing Proceedings in any other jurisdiction in order to enforce any judgment obtained in any Proceedings referred to in the preceding sentence.
13. Service of Process. The Guarantor irrevocably appoints the Process Agent specified below to receive, for it and on its behalf, service of process in any Proceedings.

Altisource Residential Corporation
c/o CSC-Lawyers Incorporating Service Company
7 St. Paul Street, Suite 1660
Baltimore, MD 21202
The Guarantor agrees that service upon itself or this Process Agent by certified mail or air courier constitutes effective service as if personally served pursuant to Section 311 of the New York Civil Practice Law and Rules or Rule 4 of the U.S. Federal Rules of Civil Procedure, or any successor section thereof. The Guarantor waives any right to contest the effectiveness of the service if done in accordance with the previous sentence.
15. Waiver of Jury Trial. The Guarantor waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Guaranty.

16. Successor and Assigns. This Guaranty shall continue in full force and effect and be binding upon the Guarantor and the successors and permitted assigns of the Guarantor until all of the Guaranteed Obligations have been satisfied in full; provided, however, that the Guarantor may not assign or otherwise transfer this Guaranty or any obligations hereunder without the prior written consent of the Beneficiary and any such assignment or transfer without such consent shall be void. The Beneficiary may assign this Guaranty or any rights or powers hereunder, with any or all of the underlying liabilities or obligations, the payment of which is guaranteed hereunder.

17. Entire Agreement; Amendments and Waivers. This Guaranty supercedes any prior negotiations, discussions, or communications between the Beneficiary and the Guarantor and constitutes the entire agreement between the Beneficiary and the Guarantor with respect to this Guaranty. No provision of this Guaranty may be amended, modified or waived without the prior written consent of the Beneficiary.
IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by one of its duly authorized representatives or officers as of December 22, 2014.
Altisource Residential Corporation

By: /s/ Kenneth D. Najour_______________
Name: Kenneth D. Najour
Title:  Chief Accounting Officer